Exhibit 99.10

        CROSS-DEFAULT AND CROSS-COLLATERAL AGREEMENT


THIS CROSS-DEFAULT AND CROSS-COLLATERAL AGREEMENT (this "Agreement") is made and entered into effective as of this 29th day of September, 1999, by and between UNITED SHIELDS CORPORATION, a Colorado corporation ("Buyer") and PITTSFIELD MOLD & TOOL, INC., a Massachusetts corporation (the "Company"), JOSEPH A. KIRCHNER ("JAK"), HENRY A. KIRCHNER ("HAK"), BARBARA J. KIRCHNER ("BJK"), THE HENRY A. KIRCHNER REVOCABLE TRUST, Henry A. Kirchner and Barbara J. Kirchner, Trustees, dated February 6, 1996 ("HAK Trust") and THE BARBARA J. KIRCHNER REVOCABLE TRUST, Barbara J. Kirchner and Henry A. Kirchner, Trustees, dated February 6, 1996, ("BJK Trust") and the KIRCHNER FAMILY NOMINEE TRUST, Henry A. Kirchner and Barbara J. Kirchner, Trustees, under Declaration of Trust dated February 6, 1996 and recorded with the Berkshire County (Middle District) Registry of Deeds in Book 910, Page 800 ("Family Trust") (HAK, BJK, the HAK Trust, the BJK Trust, the Family Trust, referred to collectively as "Sellers").

                       PRELIMINARY STATEMENT

Buyer, Company, JAK and Sellers, as applicable, have entered into each of the following agreements in connection with the purchase by Buyer of all outstanding stock of Company: (i) Stock Purchase Agreement, dated August 27, 1999 ("Stock Purchase Agreement");
(ii) $1,175,000.00 Promissory Note, of even date herewith; (iii) Earn-Out Agreement, of even date herewith; (iv) Stock Option Agreement, of even date herewith; (v) Employment Agreement, of even date herewith; (vi) Stock Pledge Agreement, of even date herewith (vii) Commercial Real Estate Mortgage and Security Agreement, of even date herewith; (viii) Security Agreement, of even date herewith; and (ix) $2,200,000.00 Promissory Note, of even date herewith (items (ii) through (ix) referred to herein as the "Ancillary Agreements").

Buyer has also agreed to deliver to Sellers a $250,000 Letter of Credit (the "LOC") to secure its obligations under the Stock Purchase Agreement and the Ancillary Agreements, and has agreed to adopt certain restrictions in the Articles of Incorporation and Bylaws of the Company (the "Corporate Restrictions").

                            AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.  Cross-Defaults.   A default by Buyer under the Stock Purchase
Agreement or any Ancillary Agreement, or an "LOC Cancellation" or a violation of the Corporate Restrictions ("USC Default") shall constitute a default under the Stock Purchase Agreement and all the Ancillary Agreements. For purposes of this Agreement a LOC Cancellation shall mean the cancellation of that certain Sun Trust Bank Chattanooga, N.A. Irrevocable Letter of Credit No. CHA/F080449, a copy of which is attached hereto, or the cancellation of a "Suitable Replacement" thereto. A Suitable Replacement shall mean a $250,000.00 letter of credit in a form substantially the same as the Sun Trust Bank LOC, the expiration date of which shall not occur until such date as Buyer and/or Company have fully satisfied their financial obligations to Sellers.

2. Cross-Collateral. The security granted by Buyer pursuant to the Stock Pledge Agreement, the Commercial Real Estate Mortgage and Security Agreement, the Security Agreement and the LOC shall secure all of Buyer's obligations under the Stock Purchase Agreement and each of the Ancillary Agreements and under the Corporate Restrictions.

3. Remedies. In the event of any USC Default, Sellers shall be entitled to the following remedies:

a. Such money damages from Buyer which may be available under applicable law under either the Stock Purchase Agreement or any Ancillary Agreement.

b.  A release of Sellers' obligations under the Non-Competition
Agreements delivered by them pursuant to the Stock Purchase
Agreement.

c. enforcement and collection under the LOC in accordance with its terms.

d. JAK shall be entitled to a release of his obligations under his employment agreement with the Company.

e. All reasonable costs of collection and reasonable attorneys' fees paid or incurred by Sellers in enforcing their rights hereunder.

Neither the exercise nor the failure to exercise any of the remedies described above will constitute an election of remedies or limit Sellers or JAK in any manner in the enforcement of any other remedies that may be available to them.

4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

5. Notices. All notices provided for herein shall be deemed to have been duly given if and when deposited in the United States mail with proper first class postage affixed, properly addressed to the party for whom intended and at the party's address as listed in the Stock Purchase Agreement referenced above or when personally delivered to such party.

6. Entire Agreement. It is expressly agreed by and between the parties hereto as a material consideration for the execution of this Agreement that there are and were no verbal or written representations, understanding, stipulations, agreements or promises pertaining to the subject matter of this Agreement not incorporated in writing herein. This Agreement nor any of the provisions herein contained can be modified, terminated, superseded, waived or extended except by an appropriate written instrument executed by the parties hereto.

7. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio.

8. Severability. Each Section of this Agreement shall be deemed severable and if for any reason any Section or Subsection hereof is invalid or contrary to an existing or future law, such invalidity shall not affect the applicability or validity of any such other provision of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

BUYER:                             SELLERS:

PITTSFIELD MOLD & TOOL, INC.

By:/s/William A. Frey III          /s/ Henry A. Kirchner
   William A. Frey III                 Henry A. Kirchner
Its President

UNITED SHIELDS CORPORATION        /s/ Barbara J. Kirchner
                                  Barbara J. Kirchner

By:/s/Donald T. Zimmerman, Jr.    KIRCHNER FAMILY NOMINEE TRUST
   Donald T. Zimmerman, Jr.
Its President
                                  By: /s/ Henry A. Kirchner
JAK:                                  Henry A. Kirchner
                                   Its: Trustee

/s/ Joseph A. Kirchner            By: /s/ Barbara J. Kirchner
Joseph A. Kirchner                   Barbara J. Kirchner
                                  Its:  Trustee

                                  THE HENRY A. KIRCHNER
                                  REVOCABLE TRUST

                                 By: Henry A. Kirchner
                                    Henry A. Kirchner
                                 Its:  Trustee

                                 By: /s/ Barbara J. Kirchner
                                    Barbara J. Kirchner
                                 Its: Trustee



                                 THE HENRY A. KIRCHNER
                                 REVOCABLE TRUST

                                 By: /s/ Barbara J. Kirchner
                                    Barbara J. Kirchner
                                 Its:  Trustee

                                 By: /s/ Henry A. Kirchner
                                     Henry A. Kirchner
                                 Its:  Trustee